UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2012, Constant Contact, Inc. (the “Company”) entered into its standard indemnification agreement with each of Jay Herratti, a director of the Company, Wiley Cerilli, the Company’s Vice President and General Manager, SinglePlatform, and Kenneth Surdan, the Company’s Senior Vice President, Product. The Company’s standard indemnification agreement, which it enters into with all of its directors and officers and certain other employees, provides that the Company will indemnify the individual to the fullest extent permitted by law for claims arising in his or her capacity as a director, officer, employee or agent of the Company, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that the Company does not assume the defense of a claim against a director or officer or other employee, the Company is required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

The foregoing summary of the Company’s standard indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2012, the Company announced its financial results for the second quarter 2012. The full text of the press release issued by the Company on July 26, 2012 in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company voted to amend the Company’s 2012 Executive Cash Incentive Bonus Plan as it applies to Rick Jensen, the Company’s Senior Vice President and Chief Sales and Marketing Officer and a named executive officer (as identified in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders). The Committee took this action to more closely align Mr. Jensen’s quarterly variable compensation with the Company’s business goals for the second half of 2012 and with the variable compensation structure of his senior management team.

Under the original formulation Mr. Jensen’s quarterly bonus was based on three metrics, quarterly revenue growth (“QRG”), adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue (“Adjusted EBITDA Margin”) and (iii) customer satisfaction survey results (“Customer Satisfaction”). In calculating the quarterly bonus, each metric was weighted as follows: QRG (60%), Adjusted EBITDA Margin (15%) and Customer Satisfaction (25%). Under the new formulation adopted by the Committee, which will be effective for the third and fourth quarters of 2012, Mr. Jensen’s quarterly bonus will be based on QRG and quarterly gross customer additions (“Customer Count”), with each component weighted at 50%. The Committee has established the QRG and Customer Count targets for the third and fourth quarters of 2012. Bonus payments for Mr. Jensen related to the Customer Count metric will be based on the following levels of achievement, as a percentage of the quarterly target Customer Count payment:

Achievement	Less than 80%	80%	85%	90%	95%	100%	105%	110%	115%	120%	125%	130%	140	%+
Payout[1]	0	50%	60%	75%	90%	100%	125%	150%	175%	200%	225%	250%	300%

[1]	Linear interpolation between data points.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K, except that Exhibit 99.2 relating to Item 2.02 shall be deemed to be furnished and not filed:

99.1	Form of Director and Officer Indemnification Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration Number 333-144381), filed with the Securities and Exchange Commission).

99.2	Press release entitled “Constant Contact Announces Second Quarter 2012 Financial Results,” issued by the Company on July 26, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: July 26, 2012	By:	/s/ Robert P. Nault
Robert P. Nault

Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Director and Officer Indemnification Agreement (Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration Number 333-144381), filed with the Securities and Exchange Commission).

99.2	Press release entitled “Constant Contact Announces Second Quarter 2012 Financial Results,” issued by the Company on July 26, 2012 (furnished and not filed).

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